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                                                                    Exhibit 23.2

              Consent of Independent Certified Public Accountants


We hereby consent to the use in this Registration Statement on Form S-1 of WCI Communities, Inc. of our report dated February 14, 2001, except for Note 1 which is as of August 31, 2001, relating to the financial statements, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

September 5, 2001